Exhibit 10.4

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

THIS SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this “Agreement”), dated as of May 12, 2025, is between Kindly MD, Inc., a company incorporated under the laws of the State of Utah (the “Company”), and YA II PN, Ltd., a Cayman Islands exempt limited company (the “Buyer”) and as collateral agent (in such capacity, the “Collateral Agent”).

WITNESSETH

WHEREAS, On May 12, 2025, the Company has entered into that certain Agreement and Plan of Merger (as in effect as of the date hereof, the “Merger Agreement”), with Nakamoto Holdings, Inc., a Delaware corporation (the “Target”), Kindly Holdco Corp. a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other things, the Merger Sub shall merge with and into the Target and, at the closing thereof (the “Merger Closing”, and such date, the “Merger Closing Date”), the Target, as the surviving entity, shall be a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, pursuant to the terms of the Merger Agreement, the Company will file with the SEC (defined below) an information statement pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as amended or supplemented from time to time, the “Merger Information Statement”);

WHEREAS, the Company and the Buyer desire to enter into this transaction for the Company to sell and the Buyer to purchase the Secured Convertible Debenture (as defined below) pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D (“Regulation D”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase a secured convertible debenture in the form attached hereto as Exhibit A (the “Secured Convertible Debenture”) in the aggregate principal amount of $200,000,000 (the “Subscription Amount”), which shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”) (as converted, the “Conversion Shares”), which shall be purchased on the Merger Closing Date, subject to the conditions to the Closing set forth in Sections 6 and 7 below being satisfied or waived (the “Closing”), at a purchase price, payable at the option of the Buyer either in cash or in Bitcoin, equal to 96% of the Subscription Amount (the “Purchase Price”) in the respective amounts set forth opposite the Buyer name on Schedule I to this Agreement;

WHEREAS, on or before the Closing Date (as defined below), the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain resale registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

WHEREAS, on or before the Closing Date, the Company shall execute and deliver a Pledge and Security Agreement (the “Security Agreement”), a Bitcoin Escrow Account Control Agreement (the “Bitcoin Escrow Agreement”), and certain other agreements pursuant to which the Company has agreed to provide a first priority lien on certain assets of the Company as security for the obligations of the Company to the Buyer in form and substance mutually agreed upon by the Parties prior to the Closing Date; and

WHEREAS, the Secured Convertible Debenture, the Conversion Shares and the Fee Shares (defined below) are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF SECURED CONVERTIBLE DEBENTURE.

(a) Purchase of Secured Convertible Debenture. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at the Closing, a Convertible Debenture with principal amount corresponding to the Subscription Amount set forth opposite the Buyer’s name on Schedule I attached hereto.

(b) Closing Date. The Closing shall occur remotely by conference call and electronic delivery of documentation. The date and time of the Closing shall be the date and time of the Merger Closing, subject to the conditions to the Closing set forth in Sections 6 and 7 below being satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer) (the “Closing Date”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Form of Payment; Deliveries. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, on the Closing Date, (i) the Buyer shall (A) deliver to the Company the Purchase Price, in immediately available funds to a bank account designated in writing by the Company, or (B) deliver the Purchase Price in Bitcoin to the escrow agent identified in the Bitcoin Escrow Agreement, for the Secured Convertible Debenture to be issued and sold to such Buyer at such Closing, minus any fees or expenses to be paid directly from the proceeds of such Closing as set forth herein (or as otherwise mutually agreed to by the Company and the Buyer), and (ii) the Company shall deliver to the Buyer the Secured Convertible Debenture which such Buyer is purchasing at the Closing with a principal amount corresponding with the Subscription Amount set forth opposite the Buyer’s name on the Schedule of Buyers attached as Schedule I hereto, duly executed on behalf of the Company.

(d) Maximum Shares. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any Common Shares pursuant to the transactions contemplated hereby or by any other Transaction Documents (as defined below) (including the Conversion Shares) if the issuance of Common Shares would exceed the aggregate number of Common Shares that the Company may issue in such transactions in compliance with the Company’s obligations under the rules or regulations of the Nasdaq Stock Market LLC (“Nasdaq”) (the number of shares which may be issued without violating such rules and regulations is 1,203,827 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq for issuances of Common Shares in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Buyer. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

(a) Investment Purpose. The Buyer is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement covering such Securities or an available exemption under the Securities Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws. As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(b) Accredited Investor Status. The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by such Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors or representatives, if any, shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) Transfer or Resale. The Buyer understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(e).

(f) Legends. The Buyer agrees to the imprinting, so long as its required by this Section 2(f), of a restrictive legend on the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES [AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE] HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth above), (i) following any sale of such Conversion Shares pursuant to Rule 144, (ii) if such Conversion Shares are eligible for sale under Rule 144 and Investor has delivered all documentation reasonably requested by the Company to cause Company’s transfer agent to remove all restrictive legends from the Conversion Shares, other than any legal opinions required by the transfer agent, which shall be provided by the Company, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than one (1) Business Day (or such earlier time as required pursuant to the Exchange Act (as defined below) or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such securities to the Company) following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such securities (endorsed or with stock powers attached, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 2(f), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, instruct the transfer agent to credit the aggregate number of shares of Common Shares to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, instruct the transfer agent to issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. The Buyer agrees that the removal of a restrictive legend from certificates representing Securities as set forth in this Section 2(f) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(g) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out and perform its obligations hereunder and thereunder.

(h) Authorization, Enforcement. The Transaction Documents to which each such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer.

(k) No General Solicitation. The Buyer is not purchasing or acquiring the Securities as a result of any general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(l) Not an Affiliate. The Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the shares of Common Shares (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth (i) under the corresponding section of the disclosure schedules (dated as of the date of this Agreement) delivered to the Buyer by the Company on the date of this Agreement (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of any such applicable disclosure, or (ii) in the SEC Documents (as defined below) that are available on the SEC’s website through the EDGAR system at least one (1) Business Day prior to the date of this Agreement (unless the context provides otherwise), the Company hereby makes the representations and warranties set forth below to the Buyer as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Utah, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Secured Convertible Debenture, the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Secured Convertible Debenture), have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governmental body other than any filing, consent or authorization the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect (as defined below). This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Secured Convertible Debenture, the Security Agreement, the Bitcoin Escrow Agreement, and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Secured Convertible Debenture has been duly authorized and, when issued and delivered to Buyer against full payment therefor in accordance with the terms of this Agreement, the Secured Convertible Debenture will be validly issued, fully paid and non-assessable and will be issued free and clear of any mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, security interests and other encumbrances (collectively, “Liens”) or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws). As of the Closing Date, the Company shall have reserved from its duly authorized capital stock not less than the Required Reserve Amount (as defined herein). Upon issuance or conversion in accordance with the Secured Convertible Debenture, each of the Fee Shares and the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares, and each of the Fee Shares and the Conversion Shares will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Articles of Incorporation and Bylaws (each as defined below) (as in effect at such time of issuance) or under the laws of the State of Utah.

(d) No Conflicts. Assuming the accuracy of Buyer’s representations and warranties in Section 2, the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, including the issuance and sale of the Conversion Shares, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (a “Material Adverse Effect”) or materially affect the validity of the Conversion Shares or the legal authority of the Company to comply in all material respects with the terms of this Agreement; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, including without limitation the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) provided however, that in the event the Company’s Common Shares are ever listed or traded on any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market or the Nasdaq Global Market, the “Principal Market” shall mean that market on which the Common Shares is then listed or traded), and including all applicable laws, rules and regulations of the jurisdiction of incorporation of the Company) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, encumbered or otherwise affected that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Conversion Shares or the legal authority of the Company to comply in all material respects with the terms of this Agreement.

(e) Consents. Assuming the accuracy of Buyer’s representations and warranties in Section 2, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Principal Market) or other person in connection with the execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance of the Securities), other than (i) the filings required by applicable state or federal securities laws, (ii) those required by the Principal Market, including with respect to obtaining stockholder approval, and (iii) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Securities. Other than as set forth in Section 3(e) of the Disclosure Schedules, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares in the foreseeable future.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to the Buyers’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(g) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges its obligation to issue the Conversion Shares upon conversion of the Secured Convertible Debenture in accordance with its terms is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(h) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholders, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholders rights plan or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

(i) SEC Documents; Financial Statements. Since the consummation of its initial public offering on May 13, 2024, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has made available to Buyer (including via the SEC’s EDGAR system) a copy of all SEC Documents, which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SEC Document that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of all other SEC Documents. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(j) Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in the Company’s Annual Report on Form 10-K and the definitive Merger Information Statement, once filed with the SEC, there has been no Material Adverse Effect, nor any event or occurrence affecting the Company or its Subsidiaries that, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements contained in the Company’s Annual Report on Form 10-K and the definitive Merger Proxy Statement, once filed with the SEC, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business consistent with past practice or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business consistent with past practice. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, are not Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction and is not about to engage in any business or in any transaction for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(k) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced, or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Articles of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any material rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of trading of the Common Shares by the Principal Market in the foreseeable future. Since the consummation of its initial public offering on May 13, 2024, (i) the Common Shares have been listed or designated for quotation on the Principal Market, (ii) trading in the Common Shares has not been suspended by the SEC or the Principal Market and (iii) except as publicly disclosed in filings with the SEC, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Shares from the Principal Market, which has not been publicly disclosed. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(m) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, nor any other Person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(n) Equity Capitalization.

(i) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (i) 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) and (ii) 100,000,000 shares of common stock. As of the date hereof, there are no shares of Preferred Stock issued and outstanding, there are 6,029,648 shares of common stock issued and outstanding and there are 2,718,535 total warrants outstanding, including 1,317,448 tradable warrants with an exercise price of $6.33 and a five-year exercise term, 1,317,448 non-tradable warrants with an exercise price of $6.33 and a five-year exercise term, and 83,639 other warrants with an exercise price of $6.33 and a five-year exercise term.

(ii) Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable. Set forth in Section 3(n)(ii) of the Disclosure Schedules is the number of Common Shares that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Secured Convertible Debenture) and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Shares are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding Common Shares (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws). “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Shares) or any of its Subsidiaries.

(iii) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has entered into any Variable Rate Transaction.

(iv) Organizational Documents. The Company has furnished to the Buyer or filed on EDGAR true, correct and complete copies of the Company’s Amended and Restated Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all convertible securities and the material rights of the holders thereof in respect thereto.

(o) Indebtedness and Other Contracts. Other than as set forth in Section 3(o)(i) of the Disclosure Schedules, the Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Other than as set forth in Section 3(o)(ii) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(p) Litigation. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) proceeding pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

(q) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. Each of the patents owned by the Company or any of its Subsidiaries is set forth in Section 3(q)(i) of the Disclosure Schedules to this Agreement. Except as set forth in Section 3(q)(ii) of the Disclosure Schedules, none of the Company’s Intellectual Property Rights, that are material to the conduct of the business, have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others except where such infringement would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights that are material to the conduct of the business.

(r) Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance with any and all applicable laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all material permits, licenses or other approvals required of them under all such laws to conduct their respective businesses and (c) are in compliance with all material terms and conditions of any such permit, license or approval.

(s) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all material foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, and (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(t) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, as applicable, is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(u) Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have, individually or in the aggregate, a Material Adverse Effect.

(w) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(x) Registration Eligibility. At Closing, the Company shall be eligible to use Form S-3 promulgated under the Securities Act.

(y) Shell Company Status. The Company is not and has never been an issuer identified in, or subject to, Rule 144(i).

(z) Sanctions Matters.  Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

(aa)  Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred, and no information exists, with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to the Buyer have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to the Buyer, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ materially from the projected or forecasted results). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(bb) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(cc) Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyer as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(dd) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any predecessor or affiliated issuer of the Company, any director, executive officer or other officer of the Company or, to the Company’s knowledge, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter connected with the Company in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the Securities Act, except for a disqualification event covered by Rule 506(d)(2) or (d)(3).

(ee) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Buyer or potential purchasers in connection with the sale of any Regulation D Securities.

4.	COVENANTS.

(a) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyer.

(b) Reporting Status. For the period beginning on the date hereof, and ending 6 months after the date on which the Secured Convertible Debenture is no longer outstanding (the “Reporting Period”), the Company shall file on a timely basis all reports required to be filed with the SEC pursuant to the Exchange Act, so long as the Company remains subject to such requirements to enable Investor to resell the Securities pursuant to Rule 144. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise no longer require such reporting or permit such termination.

(c) Use of Proceeds. The Company will use all proceeds from the sale of the Securities first, to permit the Company to purchase of the digital asset commonly referred to as “Bitcoin” in the cryptocurrency marketplace such that the value of Bitcoin subject to the Bitcoin Escrow Agreement shall be no less than $400,000,000 as of the date that is ten (10) Business Days after the Closing Date, and second, for general working capital purposes and general corporate purposes. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country. The Company shall not, without the prior written consent of the Required Holders, loan, invest, transfer or “downstream” any cash proceeds, or assets or property acquired with cash proceeds from the issuance and sale of the Secured Convertible Debenture to any Subsidiary, unless the Buyer and such Subsidiary enter into a guarantee in form and substance acceptable to the Required Holders.

(d) Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) on the Principal Market, subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Principal Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on a Principal Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d). “Underlying Securities” means the (i) the Conversion Shares, (ii) the Fee Shares (as defined below), and (iii) any common shares of the Company issued or issuable with respect to the Conversion Shares and the Fee Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the Common Shares are converted or exchanged without regard to any limitations on conversion of the Secured Convertible Debenture.

(e) Fees. The Company shall pay the Buyer or an affiliate thereof, as directed by the Buyer, a one-time due diligence and structuring fee of $50,000, which shall be paid deducted from gross proceeds at Closing. In additional consideration for entering into this Agreement and purchasing the Debenture, the Company shall issue to the Buyer 3,000,000 unregistered Common Shares (the “Fee Shares”) at Closing. The Company shall also reimburse the Buyer for its out-of-pocket legal expenses incurred in connection with the transaction contemplated by the Transaction Documents, which expenses shall be deducted from the gross proceeds of the Closing; provided, the Company’s reimbursement obligation in respect of such out-of-pocket legal expenses shall not exceed $100,000 without the prior written consent of the Company. Notwithstanding the foregoing, if this Agreement is terminated prior to Closing, the Company shall not be obligated to (i) issue any Fee Shares or (ii) pay or reimburse any expenses of Buyer in an amount that exceeds $25,000.

(f) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that, subject to compliance with applicable federal and state securities laws, the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(g) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transactions. The Company shall, on or before the first Business Day after the date of this Agreement, file with the SEC a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, required exhibits, the “Current Report”). From and after the filing of the Current Report, the Company shall have publicly disclosed all material, non-public information (if any) provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate.

(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without first obtaining the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, shareholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that, in the case of clause (i) of this sentence, the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and the Company shall consider the Buyer’s comments to such press release or other public disclosure, if any, in good faith). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(iii) Other Confidential Information. Disclosure Failures. In addition to other remedies set forth in this Section 4(g), and without limiting anything set forth in any other Transaction Document, at any time after the Closing Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides any Buyer with material non-public information relating to the Company or any of its Subsidiaries (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to such Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate. “Required Disclosure Date” means (x) if such Buyer authorized the delivery of such Confidential Information, either (I) if the Company and such Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date such Buyer first received any Confidential Information or (y) if such Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after such Buyer’s receipt of such Confidential Information.

(h) Reservation of Shares. So long as the Secured Convertible Debenture remains outstanding, the Company shall have reserved from its duly authorized capital stock, the maximum number of shares of Common Shares issuable upon conversion of the Secured Convertible Debenture (assuming for purposes hereof that (x) the Secured Convertible Debenture is convertible at the Conversion Price (as defined therein) as of the date of determination and (y) any such conversion shall not take into account any limitations on the conversion of the Secured Convertible Debenture set forth therein) (the “Maximum Conversion Shares”) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Shares reserved pursuant to this Section be reduced other than proportionally in connection with any conversion and/or redemption of the Secured Convertible Debenture, or a reverse stock split. If at any time the number of Common Shares authorized to be issued is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, recommending that stockholders vote in favor of an increase in such authorized number of shares sufficient to meet the Required Reserve Amount. If at any time the number of Common Shares that remain available for issuance under the Exchange Cap is less than 100% of the maximum number of shares issuable upon conversion of the Secured Convertible Debenture (assuming for purposes hereof that (x) the Secured Convertible Debenture is convertible at the Conversion Price (as defined in the Secured Convertible Debenture) then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Secured Convertible Debenture), the Company shall promptly call and hold a special meeting of stockholders for the purpose of seeking the approval of its stockholders as required by the applicable rules of the Principal Market, for issuances of shares in excess of the Exchange Cap.

(i) Conduct of Business. While the Secured Convertible Debenture is outstanding, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(j) Except as expressly set forth below, the Buyer covenants that from and after the date hereof through and ending when the Secured Convertible Debenture is no longer outstanding (the “Restricted Period”), no Buyer or any of its officers, or any entity managed or controlled by the Buyer or under common control with the Buyer (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) Common Shares or (2) selling a number of Common Shares equal to the number of Underlying Shares that such Restricted Person is entitled to receive, but has not yet received from the Company or the transfer agent, upon the completion of a pending conversion of the Secured Convertible Debenture for which a valid Conversion Notice (as defined in the Secured Convertible Debenture) has been submitted to the Company pursuant to Section 4(b) of the Secured Convertible Debenture.

(k) Trading Information. Upon the Company’s request, the Buyer agrees to provide the Company with trading reports setting forth the number and average sales prices of Conversion Shares sold by the Buyer during the prior trading week.

(l) Prohibited Transactions. From the date hereof until the Secured Convertible Debenture has been repaid or converted into Common Shares, the Company agrees to not directly or indirectly enter into any contract, agreement or other item that would restrict, impede or prohibit the Company from performing its obligations to the Buyer(s) under the Transaction Documents in all respects, including, without limitation, any payments required by the Company to the Buyer(s) under the Secured Convertible Debenture.

(m) Additional Prohibited Transactions. From the date hereof until the Secured Convertible Debenture has been repaid, without the prior written consent of the Buyer(s), the Company shall not, and shall not permit any of its Subsidiaries (whether or not a Subsidiary on the date hereof) to, directly or indirectly (i) enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness other than Permitted Indebtedness, (ii) enter into, create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets now owned or hereafter acquired other than Permitted Liens, (iii) amend its charter documents, including, without limitation, its Articles of Incorporation and Bylaws, in any manner that materially and adversely affects any rights of the holders of the Secured Convertible Debenture, (iv) make any prepayments in respect of any related party debt, (v) enter into, agree to enter into, or effect any Variable Rate Transaction other than (x) Variable Rate Transactions where the Buyer is the sole counterparty, (y) pursuant to a Permitted ATM and (z) pursuant to a Permitted ELOC, or (vi) enter into, agree to enter into or effect any Discounted Offering.

“Discounted Offering” shall mean a transaction in which the Company issues or sells any equity, warrants, or debt securities at an implied discount (taking into account all the securities issuable in such offering, including the right to receive additional Common Shares) to the market price of the Common Shares at the time of the offering in excess of 30%.

“Permitted ATM” shall mean an “at the market offering” sales agreement that may be entered into between the Company and either (i) Yorkville Securities, LLC, or (ii) a third party, if Yorkville Securities, LLC is unable or unwilling the match the material terms provided in writing to the Company by such third party.

“Permitted ELOC” shall mean an “equity line of credit agreement” or “standby equity purchase agreement” that may be entered into between the Company and either (i) the Buyer or an Affiliate of the Buyer or (ii) a third party, if the Buyer or such Affiliate of the Buyer is unable or unwilling the match the material terms provided in writing to the Company by such third party.

“Permitted Indebtedness” shall mean (i) Indebtedness incurred under the Secured Convertible Debenture, (ii) Indebtedness of the Company to any wholly-owned Subsidiary of the Company or Indebtedness of any wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, (iii) other Indebtedness of the Company or any of its Subsidiaries which is expressly subordinated to the Secured Convertible Debenture on customary terms and conditions, (iv) Indebtedness constituting equipment financing or other similar purchase money financing, consistent with past practices and entered into in the ordinary course of business, (v) Indebtedness otherwise consented to by the Required Holders (vi) other unsecured Indebtedness incurred in the ordinary course of business not constituting debt for borrowed money.

“Permitted Liens” shall mean (i) Liens arising under the Secured Convertible Indenture, (ii) Liens securing Indebtedness of the Company or any of its Subsidiaries which is expressly subordinated to the Secured Convertible Debenture on customary terms and conditions, (iii) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which the Company or any of its Subsidiaries maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed, (iv) Liens arising in the ordinary course of business (such as (a) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (b) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which the Company or any of its Subsidiaries maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed, (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $5,000,000 in the aggregate arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and, in each case, for which the Company or any of its Subsidiaries maintains adequate reserves in accordance with GAAP, (vi) Liens granted in connection with equipment financing or other similar purchase money financing arrangements or (vii) customary Liens arising in in the ordinary course of business in connection with securities and deposit accounts, including all Liens in favor of any escrow agent or custodian under the Bitcoin Escrow Agreement.

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity, warrants, or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such security, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into or effects any agreement, including but not limited to an “equity line of credit,” “ATM agreement” or other continuous offering or similar offering of Common Shares, or (iii) enters into or effects any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the Common Shares.

(n) [Reserved].

(o) Merger Agreement Covenants. Until the Closing Date, the Company hereby covenants to each Buyer such covenants set forth in the Merger Agreement as if such covenants were incorporated by reference into this Agreement, mutatis mutandis; provided, however, that any amendment to or any waiver of any covenant shall require the approval of Required Holders.

(p) Perfection. The Lien of the Collateral Agent on all Collateral (as defined in the Security Documents) is and shall at all times be subject to a perfect, first priority in favor of the Collateral Agent, for itself and on behalf of the Secured Parties.

(q) Security Documents. The representations and warranties set forth in each of the Security Documents (as defined in the Secured Convertible Debenture) shall be true and correct in all material respects as therein provided.

(r) Stockholder Approval. Prior to the Closing Date, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) providing for the approval of the issuance of all of the Conversion Shares (without regard to the Exchange Cap) in compliance with the rules and regulations of the Principal Market, including Rule 5635(d) thereof (without regard to any limitation on conversion or exercise thereof) (the “Stockholder Approval”), with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders, and Tim Pickett, Wade Rivers, Jared Barerra and Adam Cox shall vote their proxies in favor of such proposal.

(s) Investment Unit. Each of the parties hereto acknowledge that (i) the Secured Convertible Debenture and the Fee Shares constitute an “investment unit” (within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”)), (ii) pursuant to Section 1273(c)(2) of the Code and Section 1.1273-2(h) of the United States Treasury regulations, the issue price of such investment unit is required to be allocated between the Secured Convertible Debenture and the Fee Shares based on their relative fair market values, and (iii) the amount so allocated to the Secured Convertible Debenture shall be treated as the “issue price” (within the meaning of Section 1273(b) of the Code) of the Secured Convertible Debenture. Each of the parties hereto shall mutually agree on the allocation of the issue price of such investment unit between the Secured Convertible Debenture and the Fee Shares, and shall prepare and file all tax returns consistent with, and not otherwise take any position inconsistent with, such agreed upon allocation.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices or with the Transfer Agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Secured Convertible Debenture in which the Company shall record the name and address of the Person in whose name the Secured Convertible Debenture has been issued (including the name and address of each transferee), and the amount of the Secured Convertible Debenture held by such Person. The Company shall keep the register open and available at all times during business hours for inspection by the Buyer, any subsequent holder and their respective legal representatives. The Company hereby irrevocably agrees that it shall not require medallion guarantees in connection with any assignments or transfers of the Secured Convertible Debenture or Conversion Shares by the Buyer to any third party. The Company hereby authorizes its then-current transfer agent to rely on the foregoing and the Company hereby indemnifies and agrees to hold its then-current transfer agent harmless from any liability related to its complying with the foregoing. Upon request by the Buyer, the Company further agrees to promptly provide its then-current transfer agent with additional authorizations or indemnifications as may so request. The Secured Convertible Debenture is intended to be in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations.

(b) Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Buyer or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Buyer under this Agreement.

(c) Conversion and Exercise Procedures. The form of Conversion Notice included in the Secured Convertible Debenture sets forth the totality of the procedures required of the Buyer in order to convert the Secured Convertible Debenture. Except as provided in Section 2(f) and Section 5(b), no additional legal opinion, other information or instructions shall be required of the Buyer to convert the Secured Convertible Debenture. The Company shall honor conversions of the Secured Convertible Debenture and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Secured Convertible Debenture.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Secured Convertible Debenture to the Buyer at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with written notice thereof:

(a) The forms of Transaction Documents (other than this Agreement and the Secured Convertible Debenture) shall be in form and substance reasonably satisfactory to the Company.

(b) The Security Documents shall provide that the Collateral (as defined in the Security Documents ) will be limited to Bitcoin valued at $400 million (in accordance with the valuation provisions of the Security Documents), and immediately following the time the outstanding balance of the principal amount of the Secured Convertible Debenture is less than $40 million, such amount of Collateral shall be reduced to an amount that is valued at two times (2X) the amount of the outstanding balance of the principal amount of the Secured Convertible Debenture (in accordance with the valuation provisions of the Security Documents), and immediately following the time the outstanding balance of the principal amount of the Secured Convertible Debenture is less than $20 million, such amount of Collateral shall be reduced to an amount that is valued at two times (2X) the amount of the outstanding balance of the principal amount of the Secured Convertible Debenture (in accordance with the valuation provisions of the Security Documents).

(c) The Buyer and the Collateral Agent each shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(d) The Buyer shall have delivered to the Company the Purchase Price (less the amounts withheld pursuant to Section 4(e)) for the Secured Convertible Debenture by (i) wire transfer of immediately available funds or (ii) delivery of Bitcoin to the escrow agent identified in the Bitcoin Escrow Agreement, in either case in accordance with a letter, duly executed by an officer of the Company, setting forth either (x) the wire amounts of the Buyer and the wire transfer instructions of the Company or (y) the Bitcoin delivery amounts and instructions to the escrow agent identified in the Bitcoin Escrow Agreement (the “Closing Statement”).

(e) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase the Secured Convertible Debenture at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with written notice thereof:

(a) The forms of Transaction Documents (other than this Agreement and the Secured Convertible Debenture) shall be in form and substance reasonably satisfactory to the Buyer.

(b) The Company and the Collateral Agent each shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party, together with a Perfection Certificate, in form and substance satisfactory to the Buyer and the Collateral Agent, and the Company shall have duly executed and delivered to the Buyer a Secured Convertible Debenture with a principal amount corresponding to the Subscription Amount set forth opposite the Buyer’s name on the Schedule of Buyers attached hereto as Schedule I for the Closing.

(c) The Company shall issue the Fee Shares to the Buyer.

(d) The Merger Closing Date shall have occurred.

(e) The Stockholder Approval shall have been obtained.

(f) The Company shall have completed a common equity financing for net proceeds in an amount not less than $500,000,000, on terms and conditions reasonably satisfactory to the Buyer.

(g) The Buyer and the Collateral Agent shall have received a customary closing opinion of counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to such Buyer

(h) The Company shall have delivered to the Buyer certified copies of its and each of its Subsidiaries’ charter, bylaws, operating agreement and shareholders’ agreement (or any similar organizational documents), as applicable.

(i) The Company shall have delivered to the Buyer and the Collateral Agent a certificate evidencing the incorporation and good standing of the Company as of a date within ten (10) days of the Closing Date.

(j) Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to the Closing.

(k) The Common Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing, either (I) in writing by the SEC or the Principal Market or (II) by receiving a notification from the Principal Market of falling below the minimum maintenance requirements of the Principal Market.

(l) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(m) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(n) Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or an Event of Default (as defined in the Secured Convertible Debenture).

(o) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Fee Shares and the maximum number of Conversion Shares issuable pursuant to the Secured Convertible Debenture to be issued at the Closing.

(p) The Buyer shall have received the Closing Statement.

(q) (i) From the date hereof to the Closing, trading in the Common Shares shall not have been suspended by the SEC or the Principal Market, and (ii) at any time from the date hereof to the Closing, trading in the securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(r) (i) The board of directors of the Company has approved the transactions contemplated by the Transaction Documents, (ii) said approval has not been amended, rescinded or modified and remains in full force and effect as of such Closing, and (iii) a true, correct and complete copy of such approval duly adopted by the board of directors of the Company shall have been provided to the Buyer.

(s) The Company shall have delivered to the Buyer and the Collateral Agent a compliance certificate executed by the chief executive officer of the Company certifying that Company has complied with all of the conditions precedent to the Closing set forth herein and which may be relied upon by the Buyer as evidence of satisfaction of such conditions without any obligation to independently verify such satisfaction.

(t) The Collateral Agent shall have received (A) all customary UCC, tax, pending litigation, judgment, bankruptcy and other diligence searches (and the foreign equivalent thereof for any foreign Subsidiary), in each case, reasonably requested by the Collateral Agent following delivery of the final, updated Perfection Certificate referred to above and (B) payoff letters and UCC-3 Amendment (termination statements) requested by the Collateral Agent for debt or Liens not permitted pursuant to the terms of the Transaction Documents (if any).

(u) The Buyer shall have completed OFAC and AML diligence with respect to all parties to the Merger Agreement, and the results of such diligence shall be reasonably satisfactory to the Buyer.

(v) The Company and its Subsidiaries shall have delivered to the Buyer such other customary documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as the Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Closing shall not have occurred by August 31, 2025, then the Buyer shall have the right to terminate its obligations under this Agreement at any time at or after the close of business on such date without liability of the Buyer to any other party, including the Company; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer’s breach of this Agreement and (ii) such termination shall not affect any obligation of the Company under this Agreement to reimburse the Buyer for its expenses as described herein. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents prior to the valid termination hereof or thereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	COLLATERAL AGENT.

(a) Appointment; Authorization. Each Secured Party hereby irrevocably appoints, designates and authorizes YA II PN, Ltd., a Cayman Islands exempt limited company as Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly deleted to it by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein or in such other Transaction Document, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Buyer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Collateral Agent.

(b) Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact it selects with reasonable care. Without limiting the generality of the powers of the Collateral Agent, as set forth above, the Collateral Agent is hereby authorized to act as collateral agent for the Buyer pursuant to each of the Transaction Documents. In such capacity, the Collateral Agent has the right to exercise all rights and remedies available under the Transaction Documents, the Uniform Commercial Code and other applicable law, as directed by the Required Holders. Without limiting the generality of the powers of the Collateral Agent, as set forth above, the Collateral Agent is hereby authorized to, at the direction of the Required Holders: (i) to file proofs of claim and other documents on behalf of the Buyers, (ii) object or consent to the use of cash collateral, (iii) object or consent to any proposed debtor-in-possession financing, whether provided by the Buyer or any other Person and whether secured by Liens with priority over the Liens securing the Debenture Obligations or otherwise, (iv) object to consent to the sale of Collateral, (v) to be, or form, an acquisition entity to be, the purchaser of any or all of such Collateral at any such sale under clause (iv) and to offset any of the obligations against the purchase price payable by the Collateral Agent (or such acquisition entity at such sale or otherwise consent to a reduction of the Debenture Obligations as consideration to the applicable Issuer Party), and (vi) to seek, object or consent to any Issuer Party’s provision of adequate protection of the interests of the Collateral Agent and/or the Buyers in the Collateral.

(c) Limited Liability. None of the Collateral Agent or any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document (except to the extent resulting form its own gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final, non-appealable order) or (ii) be responsible in any manner to any Buyer for any recital, statement, representation or warranty made by the Company or any of its Subsidiaries or any Affiliate thereof or any officer thereof contained in this Agreement or any other Transaction Document or any document, certificate or other instrument delivered by or on behalf of the Company and its Subsidiaries, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document (including the creation, perfection or priority of any Lien or security interest therein).

(d) Reliance. The Collateral Agent shall be entitled to rely, and be fully protected in relying, upon any writing, resolution, notice, consent, certificate, letter, facsimile, or other statement, message or document believed by it to be genuine and correct and to have been signed, sent or made by the property Person or Persons, and upon the advice of counsel (which includes counsel to any Issuer Party) independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Holders or all of the Buyers as it deems appropriate and, if it so requests, confirmation from the Buyers of their obligation to indemnify the Collateral Agent.

(e) Indemnification. The Buyer shall indemnify upon demand the Collateral Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Company and without any obligation of the Company to do so), based on the Buyer’s pro rata holdings of the outstanding aggregate principal amount of the Debentures, from and against any and all actions, causes of actions, suits, losses, liabilities, damages and expenses, except to the extent thereof results from the applicable Person’s own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable order. Without limiting the foregoing, the Buyer shall reimburse the Collateral Agent upon demand for its ratable share of any reasonable and documented costs or out-of-pocket expenses incurred by the Collateral Agent in respect of rights or responsibilities of the Collateral Agent under this Agreement or any other Transaction Document. The undertaking in this Section (9)(e) shall survive the repayment of the Debenture Obligations, the cancellations of the Debentures, and the cancellation or termination of the Transaction Documents.

(f) Successor Agent. The Collateral Agent may resign as Collateral Agent at any time upon thirty (30) days’ prior written notice to the Buyers and the Company. If the Collateral Agent resigns, the Required Holders shall, with the consent of the Company in the absence of any Event of Default, which consent shall not be unreasonably withheld, conditioned or delayed, appoint from among the Buyers a successor collateral agent. If no successor collateral agent is appointed prior to the effective date of the resignation of the Collateral Agent, the resigning Collateral Agent may appoint, after consulting with the Buyers and, so long as no Event of Default then exists, the Company, a successor collateral agent. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor collateral agent shall succeed to all rights, powers and duties of the requiring Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder, the provisions of this Section (9) and Section (10)(i) shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Required Holders shall perform all of the duties of Collateral Agent hereunder until such time, if any, as the Required Holders appoint a successor collateral agent as hereinabove provided.

(g) Collateral Agent Individually. YA II PN, Ltd. may make loans to and provide credit for the account of and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and any Affiliate thereof as though YA II PN, Ltd. were not Collateral Agent hereunder and without notice to or consent of any Buyer. Each of the Buyer and each other Secured Party acknowledges that, pursuant to such activities, YA II PN, Ltd. and its Affiliates may receive information regarding the Company and its Subsidiaries and Affiliates, and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them.

(h) As used herein,

(i) “Required Holders” means, as of any date of determination (a) prior to the Closing, the Buyer and (B) following the Closing, the holders of a majority of the outstanding principal amount of all Debentures at the time of such determination.

(ii) “Secured Parties” means, collectively, (a) the Collateral Agent and the Buyer, and after the Closing, each holder of a Debenture and (b) as otherwise defined in a Security Document.

10.	MISCELLANEOUS.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the State of New York (the “Governing Jurisdiction”) and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York.

(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Buyer or, if a basis for federal jurisdiction exists, in the United States District Court for the Southern District of New York. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Buyer in any suit, claim, action, litigation or proceeding brought by the Buyer against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Buyer brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Buyer against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Buyer in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Buyer agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Company and the Buyer irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding in any manner provided for notices in this Agreement.

(v) Nothing herein shall affect the right of the Buyer to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING TO THIS AGREEMENT, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(d) Counterparts. This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e) Headings; Gender. The headings of this Agreement are only for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(f) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the party to be charged with enforcement. As a material inducement for the Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by the Buyer, any of its advisors or any of its representatives shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon (A) receipt, when delivered personally, (B) one (1) Business Day after deposit with an overnight courier service with next day delivery specified or (C) delivery, when sent by electronic mail (provided the sender does not receive a “bounce-back” or other non-delivery notification following such delivery, in each of the foregoing cases, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:

Kindly MD, Inc.
5097 South 900 East

STE #100

SLC, Utah 84117
Attention: Tim Pickett, CEO
Email: [***]

with a copy (which shall not constitute notice) to:

Brunson Chandler & Jones, PLLC

175 South Main Street

Suite 1410

Salt Lake City, UT 84111

callie@bcjlaw.com

If to the Buyer, to its address and e-mail address set forth on the Schedule of Buyers,

With copy to (which shall not constitute notice):	Robert Harrison, Esq. c/o Yorkville Advisors Global, LP 1012 Springfield Avenue Mountainside, NJ 07092 Email: legal@yorkvilleadvisors.com or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (x) given by the recipient of such notice, consent, waiver or other communication, (y) electronically generated by the sender’s e-mail service provider containing the time, date, recipient e-mail address or (z) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt in accordance with clause (A), (B) or (C) above, respectively

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Secured Convertible Debenture (or any portion thereof) (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by the Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. In connection with any transfer of any or all of its Securities, the Buyer may assign all or a portion of its rights and obligations hereunder in connection with such Securities to any of its Subsidiaries or affiliates without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities. In addition, on and after twelve (12) months from the date hereof, the Buyer may assign all or a portion of its rights and obligations hereunder, provided that the Buyer has provided the Company with three (3) Business Days’ written notice of its intent to so assign, and the Company has not agreed in writing to redeem such Securities at the greater of (i) the principal balance of the Securities, plus accrued and unpaid interest and (ii) the price that the proposed assignee has agreed to pay for such Securities, and the Company has not closed on such redemption within two (2) Business Days of so agreeing to redeem, and provided further that, in no event shall the Buyer be permitted to assign all or any portion of its rights and obligations hereunder to any Disqualified Lender without the prior written consent of the Company, which consent may be withheld in its sole discretion. Except as expressly permitted by the two immediately preceding sentences, the Buyer shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. The term “Disqualified Lender” means any person identified by the Company in Schedule 10(h) (as such schedule may be updated by the Company from time to time with notice to the Buyer, subject to the Buyer’s consent, not to be unreasonably withheld, delayed, or conditioned).

(i) Indemnification.

(i) In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer, the Collateral Agent and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, taxes and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) any disclosure properly made to such Buyer pursuant to Section 4(g), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to the Transaction Documents (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief), in each case except to the extent that such liability is the direct result of (1) any breach by Buyer of the Transaction Documents, (2) litigation solely between Buyers or (3) the willful misconduct, bad faith or gross negligence of Buyer. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(i) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(i), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Collateral Agent and one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(i), except solely to the extent that the Company is actually and materially and adversely prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(i) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the Indemnified Liabilities are received by the Company.

(iv) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language mutually chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer, the Collateral Agent and the Company have caused their respective signature page to this Secured Convertible Debenture Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

Kindly MD, Inc.

By:
Name:
Title:

The undersigned, hereby agrees, effective upon the Merger Closing, that it shall be bound by this Agreement as if it were a party hereto, and shall take all commercially reasonable actions and cause the Company to take all commercially reasonable actions, necessary or desirable to effectuate the purposed of this Agreement and the other Transaction Documents.

TARGET:

Nakamoto Holdings, Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Secured Convertible Debenture Purchase Agreement to be duly executed as of the date first written above.

BUYER and COLLATERAL AGENT:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

By:
	Name:	Matthew Beckman
	Title:	Manager

LIST OF EXHIBITS:

EXHIBIT A: FORM OF SECURED CONVERTIBLE DEBENTURE

EXHIBIT A

FORM OF SECURED CONVERTIBLE DEBENTURE

See attached.

SCHEDULE I

SCHEDULE OF BUYERS

(a)	(b)		(c)
Buyer	Subscription Amount of Secured Convertible Debenture		Purchase Price (96% of Subscription Amount)
YA II PN, Ltd.
[***]	$ [***	]	$ [***	]

Legal Representative’s Address and E-Mail Address
[***]
[***]
[***]
Email: [***]